UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2008 (November 12, 2008)

BIOGOLD FUELS CORPORATION
 (Exact name of registrant as specified in its charter)

Nevada	333-13886	20-5609647
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Century Park East, Suite 600 Los Angeles, CA	90067
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 556-0025

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Information included in this Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This information may involve known and unknown risks, uncertainties and other factors which may cause BioGold Fuels Corp. (“BioGold” or the “Company”) actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe BioGold future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections or other expectations included in any forward-looking statements will come to pass. BioGold actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, BioGold undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Section 2 – Financial Information

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

2.03(a) On November 4, 2008, the Company issued a Senior Secured Convertible Promissory Note (the “Note”), in the amount of $294,117.00, payable January 31, 2010, to Heritage Opportunity Fund, LLC (“Heritage”). The Note is convertible, at the option of the holder, from time to time, into shares of the common stock of the Company (“Shares”) at a conversion price of $0.03 per share. In conjunction with the issuance of the Note, the Company issued to Heritage warrants to purchase 19,607,800 Shares at a price of $0.03 per Share, and also amended two (2) previous notes and related warrants issued to Heritage, one with an original issue date of March 3, 2008, in the amount of $550,000.00, and one with an original issue date of September 2, 2008, in the principal amount of $287,500.00, to conform with the terms of the Note.

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

5.02(a) Mr. Christopher Barsness resigned from his positions as Chief Financial Officer, Secretary, and Treasurer of BioGold Fuels Corporation (the “Company”), effective as of November 8, 2008.

5.02(b) Mr. Ronald S. Moss has been named as General Counsel, Corporate Secretary, Chief Financial Officer and Treasurer, effective November 8, 2008. Mr. Moss is a corporate/securities attorney with 25 years of wide ranging legal, business and financial experience, including: initial public and secondary offerings; private placements; ’34 Act reports and mergers and acquisitions. A graduate of the University of Miami School of Law, Class of 1983, with honors, he has been part of senior management of several successful private and public companies, including Total Solutions, Inc., a software company, Integrated Media, Inc., a web development company, Hungarian Broadcasting Corp., a Nasdaq company that operated the first private television stations in Hungary, and Debt Resolve, Inc., an Amex listed company providing online debt resolution services. Mr. Moss was responsible for a broad range of corporate and financial matters at each of these companies, none of which is a parent, subsidiary or other affiliate of BioGold Fuels Corporation. Mr. Moss is a member of the New York State Bar.

5.02(c) Mr. James Burchetta has been appointed an interim Director of the Company, to serve until the next annual meeting of stockholders, effective November 8, 2008. Mr. Burchetta is a graduate of Villanova University, Class of 1970 and of Fordham University School of Law, Class of 1973. From 1973 until 1998 he was a partner at the law firm Burchetta & Brofman. From 1998 until 2001 he was Chief Executive Officer and Chairman of the Board of Directors of Cyberstettle, Inc. From January 2003 until January 2008, Mr. Burchetta was Chief Executive Officer and Chairman of the Board of Directors of Debt Resolve, Inc. (OTC: DRSV). In February 1, 2008, he became non-executive Chairman of the Board of Directors/Founder. None of these companies is a parent, subsidiary or other affiliate of BioGold Fuels Corporation. Mr. Burchetta is a member of the New York State Bar.

Section 9 Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

9.01(d) Exhibits

Exhibit No.	Description
10.1*	Employment Agreement with Ronald S. Moss

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOGOLD FUELS CORPORATION

Date: November 13, 2008

By: /s/ Steve Racoosin
Steve Racoosin
Chief Executive Officer

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